GENERAL COMMERCIAL LEASE
     5. L. NUSBAUM REALTY CO
     NATIONSBANK CENTER
     P. O. BOX 2491
     NORFOLK, VIRGINIA 23501-2491


     THIS LEASE, Made this 21st day of February, 1996, by and between Starch Realty, Inc. (herein called "Landlord"), and Doughtie's Foods, Inc. (herein called "Tenant"), and 5. L Nusbaum Realty Co. (herein called "Agent")

     W I T N E S S E T H:


     1. PREMISES. Landlord leases and demises to Tenant and Tenant takes and leases from Landlord the following building (hereinafter called "demised premises"): Approximately 12,147 square feet of "dry" warehouse space, approximately 4,450 square feet of refrigerated space, and minimal office space and access to restrooms at the north end of the approximately 68,060 square foot warehouse building located at 902 Cooke Avenue, Norfolk, Virginia 23504. The demised premises is highlighted in yellow ink on a floor plan of the entire subject building, which is labeled Exhibit A and is attached hereto and made part of this General Commercial Lease.

     2. TERM. The initial term of this lease shall be for one year and shall commence on February 22, 1996 and end on February 28, 1997. (See lease paragraph #46 - Lease Renewal Option).

     3. PURPOSE. The demised premises shall be used for the purpose of a warehousing and distribution of dry, refrigerated and frozen institutional food products and related services and activities, and for no other purpose whatsoever.

     4.   RENT REAL ESTATE TAXES, AND WAIVER OF HOMESTEAD EXEMPTION.
(a) Landlord reserves, and Tenant covenants to pay to Landlord, in advance on the first day of each month during the term, without demand therefor being made and without offset, rent as follows:

     $5,600.00 per month. (See paragraphs #46 and 447 herein).

(b) Landlord covenants that it will pay, when due, all real estate taxes and assessments imposed against the demised premises. (See lease paragraph #47 herein).

(c) Tenant waives his homestead exemption as to his obligations arising under this lease.

     5. PAYMENT OF RENT. Tenant covenants to pay said rent to Landlord's Agent, made payable to S. L. Nusbaum Realty Co. in the manner above appointed, at the office Agent, P.O. Drawer 2491 Norfolk, Virginia 23501, or at such other place as Landlord or Agent may from time to time designate in writing.

     6. LATE PAYMENTS. Tenant agrees to pay to agent a late charge of $150 for any monthly installment paid after the tenth day of the applicable month ($500 if after the fifteenth day)and Tenant is also to pay interest at the rate of 12% per annum payable monthly, on all rents due Landlord under this lease from the time said rents accrue or become due Landlord; Landlord expressly reserving all other rights and remedies provided herein and/or by law in respect thereto. Tenant further agrees to pay (or to reimburse Landlord promptly if Landlord elects to pay) any and all attorney's fees and court costs incurred in connection with the collection of delinquent rent due Landlord under this lease. The late charge and interest accrual will apply ten (10) days after written notification of late payment has been made to the Tenant by the Landlord unless payment is received within that ten (10) days.

     7. ASSIGNMENT. Tenant covenants that the demised premises shall be used only for the purpose above mentioned, and that Tenant will not assign this lease or sublet the demised premises or any part thereof; nor permit any other person to occupy same, without the prior written consent of Landlord. Landlord shall have the option of terminating this lease, or of considering such person, firm or Corporation in possession as the assignee of tenant and, therefore, obligated to observe and perform all the covenants, provisions and conditions herein contained binding upon Tenant.

     8. REMEDIES FOR DEFAULT. Tenant covenants that if the demised premises at any time are deserted, abandoned or closed, or if Tenant defaults for a period often (10) days in paying any installment of rent when due or in performing any covenant, provision or condition herein contained binding upon Tenant, Landlord shall have, in addition to all other rights and remedies provided by law, the right, after ten (10) days written notice to Tenant, to enter and take possession of the demised premises, peaceably or by force, and to terminate this lease; and Landlord may relet the demised premises, in whole or in part, in one or more leases, for the unexpired portion of the term, or any part thereof, and receive the rent therefor and apply it on the rent and other charges due hereunder, the rate and term of such reletting to be such as Landlord deems expedient, and Landlord's action shall be final and binding upon Tenant, and Tenant agrees to pay promptly to Landlord on demand, at one time or from time to time, any difference between the rent and other charges payable hereunder and any small amounts collected by Landlord from the tenant or tenants to whom the demised premises may be relet as aforesaid. If Tenant goes into bankruptcy, voluntary or involuntary, or into receivership, or makes a general assignment for the benefit of creditors. Landlord shall have the right to terminate this lease at such time thereafter as Landlord may elect and in any such event and/or election Landlord shall have all the rights and/or remedies provided by law and/or by this lease.

     9.   TENANT'S FURNITURE AND FIXTURES.  [deleted]

     10. INSURANCE. Landlord shall obtain and keep in force during the term of this lease a policy or policies of insurance covering loss or damage to the premises (other than improvements made by Tenant), providing protection against all perils included within the classification of fire End extended coverage. (See lease paragraph #47 herein).

     11. UTILITY BILLS. Tenant covenants to pay promptly for all gas, water, electricity, sewage disposal, Storm water management program, and other utilities used in the demised premises during the terms of this lease. Tenant shall be solely responsible for its telephone service at the demised premises and shall pay 1 5% of all other utilities (stated above) at the building that the demised premises is part of. This payment is subject to the attached letter between Starch Realty, Inc. and Doughtie's Foods, Inc., which will be attached hereto as Exhibit B.

     12. LANDLORD'S REPAIRS AND) RIGHT OF ENTRY. Landlord covenants that it will, at its own cost and expense and with reasonable dispatch after being notified in writing by Tenant of the need therefor, make such repairs to the demised premises (including the roof; gutters, downspout, walls, parking lot, pipes, conduit, wires and other appurtenances of the building including all water, gas, and waste pipes and fixtures appurtenant thereto, fire protection system and the refrigeration system supporting the coolers and freezers), as may be necessary to keep the same in good condition of repair; provided, however, that (i) if the need for such repair is occasioned by a casualty resulting from the negligence or wilful act of Tenant, or any of his agents, employees or contractors, and (ii) if such casualty shall not be within the coverage of a standard fire insurance policy with extended coverage, then such repairs shall likewise be made by Landlord but shall be charged to and be paid for by Tenant. Anything in the foregoing to the contrary notwithstanding, Landlord shall have no liability whatsoever for damage or injury to person or property occasioned by its failure to make any such repair (e.g., injury or damage to property resulting from leaks caused by a defect in the roof, outside walls, gutters and/or downspout) unless, within a reasonable time after being notified in writing by Tenant of the need therefor, Landlord shall have failed to make such repair and such failure shall not have been due to any cause beyond Landlord's control, including, without limitation, strikes and/or inability to obtain material and/or equipment. Landlord, its agents, employees and contractors, shall have the unobstructed right, from time to time, to enter the demised premises for the purpose of making any of the aforesaid repairs. Tenant shall not be entitled to any reduction in rent or to any claim for damages by reason of any inconvenience, annoyance, and/or injury to business arising out of any repairs made by Landlord pursuant to this paragraph.

     13. REPAIRS BY TENANT. During the term of this lease Tenant covenants, at Tenant's cost and expense: (i) to unstop promptly all choked waste pipes and toilets, (iii) to keep all flues clean, (iv) to replace all broken glass and doors (both interior an exterior) promptly, (v) to [deleted] (vi) to keep all other parts of the demised premises (excepting those which Landlord has agreed herein to repair) in good order and condition, ordinary wear and tear excepted.

     14. INSECTS AND) RODENTS. Tenant covenants to do and to pay for those things reasonably necessary, or required by law, to keep the demised premises free of roaches, rodents, insects and other pests, and Tenant agrees that Landlord shall not be liable for any damage caused by termites, which treatment if termites are found, shall be the expense of the Landlord. Repairs needed as a result of structural damage as a result of termite infestation shall be the responsibility of Landlord.

     15. DAMAGE BY VANDALS. Tenant covenants that if the exterior and/or the interior of the building in which the demised premises are located are damaged by persons breaking, or attempting to break, into the demised premises, or by vandals, the cost of repairing any and all damage to the demised premises and said building caused thereby over and above any insurance proceeds received by Landlord in respect thereto will be borne by Tenant and promptly paid by Tenant to Landlord.

     16. SIGNS. Tenant covenants not to paint or place (nor permit to be painted or placed) any sign or other advertising device, bill or billboard upon or about the demised premises (or the exterior of the building in which the demised premises are located), or any part thereof; without the prior written permission of Landlord. Tenant is granted permission, at Tenant's sole cost, to place "Doughtie's Foods" signage on the outside of the demised premises over the receiving overhead doors. At Landlord's option, said signage shall be removed by Tenant at the end of the lease term.

     17. NUISANCE. Tenant covenants not to allow the demised premises to be used for any illegal or immoral purpose, and not to do (or suffer to be done) in or about the demised premises any act or thing which may be a nuisance, annoyance, inconvenience or damage to Landlord, Landlord's other tenants, the occupants of adjoining property, or the neighborhood

     18. NO ALTERATIONS. Tenant covenants not to paint the demised premises or any part thereof; nor to make (or suffer to be made) any waste thereof or alternations or improvements therein or thereto, not to place any covering over any wooden floor, without prior written permission of Landlord.

     19. CARE OF ROOF. Tenant covenants: (i) not to place (or suffer to be placed) any debris on the roof of the building in which the demised premises are located, (ii) not to cut into or drive nails into or otherwise mutilate said roof, (iii) to keep the gutters and downspout free to trash leaves and gravel, and to make no use of the roof without Landlord's prior written consent. Tenant is granted access to the roof of the demised premises for the servicing of mechanical equipment.

     20. COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS. Tenant agrees that Tenant has received and will keep, at Tenant's expense, the demised premises and all appurtenances, thereto, including all yards, alleys and sidewalks, in good, safe, tenantable and sanitary condition; that Tenant will, at Tenant's expense, promptly remove all snow and/or debris whether same is left on the property by Tenant or others (Landlord and Agent excepted); that Tenant will, at Tenant's expense, promptly comply with the carry out all laws, ordinances, rules, regulations and requirements (including zoning) of the federal, state, municipal and county governments, relating to the demised premises and/or the business conducted therein; and that Tenant will indemnify Landlord against any and an liability for damage to person and property caused by the breach of any covenant or agreement of Tenant contained in this lease. Tenant recognizes that neither Landlord nor Agency makes any representation, express or implied, that the demised premises are zoned for the use(s) contemplated by Tenant and expressed in paragraph 3 of this lease. Tenant being satisfied before executing and delivering this lease that the demised premises can be used for such purpose(s), and Tenant shall not have the right to terminate this lease, nor shall Tenant be entitled to any abatement of rent payable under the provisions of this lease or any claim for damages, in the event Tenant cannot use the demise premises, in whole or in part, for the purpose(s) for which Tenant intends to use same unless the demised premises are re-zoned during the effective period of this lease. In this case, the Tenant is entitled to the right to terminate this lease and the Tenant shall be entitled to any abatement of rent payable under the provisions of this lease.

     21. FAILURE TO REPAIR. Tenant agrees that if Tenant fails to make any repair or to remove any debris as required in this lease, within five (5) days after the receipt of written notice from Landlord in respect thereto, such may be undertaken by Landlord, and Tenant agrees to reimburse Landlord promptly for the cost thereof.

     22. CONDITION ON TERMINATION. Upon the termination of this lease, Tenant covenants to deliver to Landlord the demised premises and all appurtenances thereto, peaceably and quietly, in as good order and condition as same now are or may hereafter be put by Landlord or Tenant, ordinary wear and tear and damage from fire or other casualty not occasioned by the fault or negligence of Tenant, Tenant's agents, employees, and independent contractors, excepted. The parties agree to perform a condition survey of the premises within 30 days of Tenant's occupancy of the property.

     23. IMPROVEMENTS BECOME LANDLORD'S PROPERTY. Tenant agrees that all additions and improvements and attached equipment installed in or on the demised premises by Tenant, including but not being limited to electric wiring, electric fixture, show window reflectors, screens, screen doors, awnings, awning frames, floor coverings, furnaces and air-conditioning machinery and equipment, shall immediately become the property of Landlord and shall not be removed by Tenant at the termination of this lease, unless requested so to do by Landlord, iii which event Tenant agrees to do so and to repair promptly any damage caused by such removal. It is agreed that any racking installed iii the premises by the Tenant can be removed by the Tenant at any time during or at termination of this lease.

     24. DAMAGE BY FIRE. It is agreed that if the demised premises, or the building or buildings of which the demised premises are a part, or any portion thereof, or any improvements now or hereafter constructed thereon or added thereto, shall be damaged by fire or other casualty, so as to render same or any portion thereof; in the opinion of Landlord, untenantable, Landlord or Tenant shall have the right, at any time within ninety (90) days after said fire, to cancel and terminate this lease, by giving to the other party, within said ninety (90) day period written notice of its intention 50 to do. If this lease is so terminated, rent shall abate from the time of such casualty. If the lease is not so terminated, the demised premises shall be restored, with reasonable dispatch, by and at the expense of Landlord, and the rent due hereunder shall be proportionately abated, according to the loss of use, until the demised premises are substantially restored.

     25. CONDEMNATION. If any portion of the demise premises shall be taken by the exercise of the power of eminent domain (or sold to the holder of such power pursuant to a threatened taking) this lease shall terminate upon such taking or when such sale is completed. Tenant shall not be entitled to any part of the condemnation award or purchase price and Tenant expressly waives any and all rights thereto.

     26. LIABILITY OF LANDLORD. It is agreed that any way for any damage to person or property sustained term of this lease, howsoever the same may be caused, unless Landlord fails to make repair which he has agreed notified in Writing by Tenant of the need therefor.

     27.  INSURANCE BY TENANT.  Tenant agrees to hold Landlord and
Agent harmless from any and all injury or damage to person or property in, on or al:'out the demised walks, driveways, parking area and delivery areas as adjoin the demised premises, including, without limitation, all costs, expenses, claims or suits arising in connection therewith. To that end Tenant will, at all times during the term, at Tenant's own cost and expense, carry with a company or companies satisfactory to Landlord, public liability insurance on the demised premises (including said entry ways, sidewalks, driveways, parking, and delivery areas) with limits of not less than $1,000,000 each occurrence and $2,000,000 aggregate and $50,000 fire damage legal liability, which insurance shall be written or endorsed so as to name Landlord, Agent and Tenant. Said policy or policies shall contain a provision insuring Tenant against all liability which Tenant might have under this hold-harmless provision. Certificates of all such insurance policies shall be delivered to Landlord promptly after their issuance. In the event of Tenant's failure to provide such insurance, Landlord may, but shall not be required to, obtain such insurance and collect the cost thereof as a part of the rent herein reserved. Starch Realty, Inc. shall be named as additional insured. Flammable cleaning products shall bo stored in accordance with OSHA guidelines.

     28. NO SUBROGATION. All fire insurance, extended coverage, and policies relating to other casualties, carded by any party to this lease covering the demised premises and/or the contents thereof; shall expressly waive any right on the part of the insurer against any other party to this lease, which right, to the extent not prohibited or violative of any such policy, is hereby expressly waived. The parties to this lease agree that their policies will include such waiver clause or endorsement so long as the same shall be obtainable without extra cost, or if extra cost shall be charged therefor, so long as the party or parties in whose favor such waiver clause or endorsement runs pays such extra cost. If extra cost shall be chargeable therefor, each party shall advise the others of the amount of the extra cost, and the other party or parties, at its or their election, may pay the same, but shall not be obligated so to do.

     29. OCCUPANCY. If Tenant is unable to obtain possession of the demised premises at the beginning of the term hereof due to any act or condition beyond Landlord's control, such as the failure of the prior tenant to vacate the demised premises, Landlord shall not be liable for any loss or damage resulting therefrom and this lease shall not be affected thereby in any way, but the rent payable hereunder shall be proportionately abated until the premises are available for occupancy by Tenant; provided, however, that if the demised premises are not available for Tenant's occupancy within sixty (60) days after the beginning of the term, Tenant may terminate this lease by giving Landlord written notice thereof within ten (10) days after the lapse of said sixty (60) day period.

     30. NO LIABILITY OF AGENT Tenant agrees that Agent shall not be personally liable to Tenant in any way hereunder, including lack of authority to act as Landlord's agent, any and all such liability being hereby quit-claimed and waived by Tenant, except for Agent's wilful misfeasance.

     31. NO WAIVERS. Tenant agrees that any failure of Landlord to insist upon strict observance of any covenant, provision or condition of this lease in any one or more instances shall not constitute or be deemed a waiver, at that time or thereafter, of such or any other covenant, provision or condition of this lease.

     32. ENTRY BY LANDLORD. Tenant agrees that Landlord may, from time to time, enter to view the demised premises and to show the same to prospective buyers or tenants. Landlord may also make repairs, alterations and improvements in and to the demised premises and in and to any portion of property of which the demised premises are a part of which adjoin the same, and for that purpose Landlord, and Landlord's employees, agents, and independent contractors, may enter the demised premises, and move furniture, showcases, floor coverings and fixtures as may be necessary, without liability for damages resulting therefrom; but nothing herein contained shall be construed to require Landlord to make any repairs, alterations or improvements.

     33. NO PAROL REPRESENTATION. Tenant hereby declares that: (i) no representation has been made to Tenant concerning the condition of the demised premises, (ii) Tenant has been afforded full access to and has inspected and examined the demised premises and is renting the same in reliance upon Tenant's own knowledge and information, and (iii) Tenant has been informed that Landlord is not obligated to make any repairs to the demised premises during the term, except such, if any, as are specified in this lease, and (iv) no negotiations respecting repairs, such as talking about repairs or securing estimates for such repairs, shall in any way obligate Landlord to make the repairs or obligate Landlord for any damage for failure to make the same.

     34. NO PAROL CHANGES. It is agreed that no change shall be made in this lease, except in writing signed by the parties hereto, setting forth the terms of the agreed modification.

     35. FOR RENT AND FOR SALE SIGNS. It is agreed that Landlord and/or Agent shall have the right to put and maintain "FOR RENT" and "FOR SALE" signs in the display windows and on other portions of the demised premises, in conspicuous places, during the period of three (3) months next preceding the end of the term.

     36. NOTICE. Any notice to be given to Landlord as herein provided shall be deemed to be given when duly posted in t. S. registered or certified mail addressed to Landlord, in care of Agent, P. 0. Box 2491, Norfolk, Virginia 23501, with a copy to Landlord at 448 Viking Drive, Suite 220, Virginia Beach, Virginia 23452, Attention: Nathan Benson and any notice to be given when duly posted in U 5. registered or certified mail addressed to Tenant at 2410 Wesley Street, Portsmouth, VA 23707, Attention:
Mr. Greg Ratliff Either Landlord or Tenant may change the place designated for the giving of such notice by written notice duly and timely given to the other.

     37.  CONTRACT OF LANDLORD WITH AGENT-MANAGEMENT AND SALE TO
Tenant. (a) for the services rendered by Agent in procuring this lease, Landlord agrees to pay Agent commissions equal to 7% of the rent during the initial term and on all renewals or extensions, and on increased leased area or options, payable as and when said rents are collected, but said commissions shall not be less that $25 per month. in the event Tenant fails to exercise option and lease terminates, Landlord shall not renegotiate this lease without Agent participating in negotiations and being paid a commission on the renegotiated lease and on the extensions, renewals, and additional options as may be renegotiated. If Landlord releases Tenant from this lease without the prior written consent of Agent, Landlord will forthwith pay to Agent a sum equal to 7% of the fixed rents which would thereafter be due and payable to Landlord if this lease were to remain in effect. For purposes of the preceding sentence, if any part of the demise premises is acquired pursuant to the power of eminent domain or by purchase under threat thereof, such acquisition shall be deemed to be a release, pro tanto, by Landlord, of Tenant, from this lease. It is further understood and agreed that no sale or other disposition of the demised premises, or any interest therein, shall be made by Landlord or any party claiming through Landlord, except subject to Agent's rights hereunder, and any purchaser or transferee of the demised premises, or of any interest therein, shall be deemed 10 have assumed all of Landlord's obligations under this paragraph and expressly required by Landlord to so do. The obligations of Landlord set forth in this paragraph shall be deemed a continuing lien or charge upon the interest of Landlord (and any transferee of such interest) in the demised premises and upon any and all funds of Landlord (or any party claiming through Landlord) held by Agent.

     (b) Landlord agrees that if; during or within 365 days after the termination of the term, Landlord sells the demised premises, or any part thereof, to Tenant, or to any member of Tenant's family, or to any person, firm or corporation in which Tenant is interested as a stockholder, director, officer, partner, owner or employee, Landlord will treat said sale as if Agent had been the exclusive agent in making said sale and will pay to Agent a commission equal to 5% of the selling price.

     38.  LIMITED EXCLUSIVE TO SELL.  [deleted]

     39. HEIRS AND EXECUTORS BOUND. All the provisions, conditions and agreements of this lease shall be binding upon an inure to the benefit of the heirs, executors, administrators, successors and assigns of Landlord and Tenant.

     40. MARGINAL HEADINGS. The headings appearing on the margin of this lease are intended only for convenience of reference, and are not to be considered in construing this instrument.

     41. EXECUTION. This lease is not binding on Landlord until it is signed, and delivered by or on behalf of Landlord.

     42. ENVIRONMENTAL RESPONSIBILITIES Tenant agrees to prevent environmental pollution of the demised premises and adjoining property, and to take full legal and financial responsibility for any such pollution (and its clean up) caused by Tenant, or Tenant's use of the property. Tenant further agrees to:

     A. Establish, enforce and maintain environmental cleanliness policies to be observed by Tenant and Tenant's employees, associates, subcontractors, etc.

     B. Prevent the disposal of any toxic wastes into the city sewer systems.

     C. Allow Landlord, from time to time, to enter the premises during normal business hours to observe Tenant's compliance with the above language.

     43. SECURITY DEPOSIT. Tenant shall deposit with Landlord upon execution hereof; Five Thousand Six Hundred Dollars ($5,600.00) as security for the faithful performance of Tenant's obligations hereunder. Tenant hereby agrees that his security deposit will not be applied to rent due under this lease or to the last month's rent and that the conditions under which Landlord will hold (and be obligated subsequently to return within 30 days of the end of the lease term) the security deposit are as follows:

     A.   Full term of lease has expired.

     B. Tenant does vacate the premises at the termination of lease and return keys thereto.

     C. Premises, inside and out, are left in "broom dean" condition and undamaged (except ordinary wear and tear).

     D. That there are no unpaid late charges, delinquent rent, court costs or attorneys' fees or other monies owed by Tenant to Landlord.

     44. QUIET ENJOYMENT. Landlord hereby covenants that Tenant, upon fully complying with and promptly performing all the terms, covenants and conditions of this lease, on its part to be performed, and further, upon the prompt and timely payment of all rental sums due hereinunder, shall have and quietly enjoy the Premises of the Lease Term set forth herein, including all renewal options.


     45. LANDLORD'S CONSENT TO TENANT'S ALTERATIONS. Landlord agrees, that Doughtie's Foods, The. may complete the following alterations to the demised premises; at Tenant's expense:

     A. Seal the opening between the 12,147 square foot "dry" space within the demised premises and the adjacent 6,765 square foot "dry" space by constructing a cinder block wall in the existing opening, or by installing fencing to prevent access between the two spaces. At Landlord's option, said block wall or fencing shall be removed by Tenant at the end of the lease term.

     B.   Install a door in the north wall of the freezer, giving
Tenant access to the freezer. The freezer door shall be locked at all times Tenant has no employees in the building. At Landlord's option, said door shall be removed and the opening in the freezer wall sealed at the end of the lease term.

     C.   Have a fence installed within the freezer, separating
Tenant's freezer space from the remainder of the freezer. At Landlord's option, said fence shall be removed by Tenant at the end of the lease term.

     46. LEASE RENEWAL OPTION. If Tenant has promptly and completely fulfilled all of its obligations under this Lease, is not in default in any way under this Lease, and is in possession of the Leased Property, it shall be granted the option to renew this Lease for four one-year renewal option terms immediately following the initial Lease term, under the same terms and conditions as during the initial Lease term, except that the rent shall be:

     1/97 - 2/28/92 - $5,824.00 per month.
     3/1/98 - 2/28/99 - $6,056.96 per month.
     3/1/99 - 2/29/00 . $6,299.24 per month.
     3/1/00 - 2/28/01  $6,551.21 per month.

     Tenant shall give written notice to Landlord and Agent of its intention to renew not later than 90 days prior to the end of the then-current Lease term; otherwise, this option to renew shall automatically terminate. Tenant has the right to terminate this lease, without cost or penalty, upon 90 days written notice to Landlord, at any time during any renewal option year.

     47. TENANT'S CONTRIBUTION TO REAL ESTATE TAXES AND LANDLORD'S INSURANCE. In addition to the (base) rents specified in lease paragraphs #4 and #46 herein, Tenant agrees to pay $400 per month toward real estate taxes and Landlord's insurance, during lease year one. Tenant's contribution toward real estate taxes and Landlord's insurance shall be increased in each subsequent lease year by the percentage increase in said taxes or insurance that Landlord incurs.

     IN WITNESS WHEREOF each corporate party hereto has caused this lease to be executed in its name and behalf by its President, or one of its Vice President; each individual party hereto has hereunto set his hand and seal; and each partnership party hereto has caused this lease to be executed in its name and behalf by at least one of its general partners, and in a manner authorized by the partnership agreement.


LANDLORD:  STARCH REALTY, INC.


By: SAM SANDLER
      (Signature)

    Authorized Agent


TENANT:  DOUGHTIE'S FOODS, INC.


By: STEVEN C. HOUFEK
      (Signature)

    President


AGENT:  S.L. NUSBAUM REALTY CO.


By:  MICHAEL MYERS

     Authorized Agent



Exhibit A
Floor Plan
-----------

     Omitted.










Exhibit B
Letter Re Utility Charges
-------------------------


     STARCH REALTY, INC






21 February 1996

Mr. Greg Ratliff
Doughtie's Foods
P.O. Box 7229
Portsmouth, VA 23706

Dear Greg,

As to your share of the electric bill, we have asked Timmy Webb to settle the division of the cost between you and Groves-Faison.

He will need the bills for several months to adequately judge the division, maybe up until July, 1996. In the meanwhile you will pay 15% of the cost.

Sincerely,

Sam Sandler



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